Exhibit 15.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225568, No. 333-227747, and No. 333-253596) of Amber International Holding Limited (formerly known as iClick Interactive Asia Group Limited) of our report dated June 20, 2024 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Hong Kong, the People’s Republic of China

April 29, 2025